Exhibit 99.1

News Release—November 4, 2010

U-STORE-IT SAME-STORE REVENUE GROWS 1.4%

COMPANY RAISES GUIDANCE FOR THE THIRD CONSECUTIVE QUARTER AND REPORTS THIRD QUARTER FFO PER SHARE OF $0.13

WAYNE, PA — (MARKET WIRE) — November 4, 2010 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three and nine months ended September 30, 2010.  “Our third quarter was successful on several fronts.  We amended our credit facility and unencumbered a significant portion of our assets.  We acquired three, high-quality facilities and our same-store portfolio posted 1.4% revenue growth with an average physical occupancy of 77.9%, representing a 170 basis point gain over last year.  Despite operating in what continues to be a challenging economic environment, our revenue growth reflects our resilient portfolio and sector, as well as our ability to capture more than our share of the self-storage consumer demand,” said Dean Jernigan, Chief Executive Officer of U-Store-It.

Key Metrics for the Quarter and Nine Months Ended September 30, 2010

•                  Funds from Operations (“FFO”)

•                  FFO of $0.13 per share for the three months ended September 30, 2010 compared to our expectation entering the quarter of $0.12 to $0.13 per share.

•                  Weighted Average Shares and Units Outstanding

•                  Weighted average shares and units outstanding were 99.6 million and 81.1 million for the third quarter of 2010 and 2009, respectively.

•                  Same-store Revenue (363 same-store facilities)

•                  3rd quarter - Same-store total revenue increased 1.4% from the third quarter of 2009.

•                  Nine months ended - Same-store total revenue decreased 0.8% in 2010 over 2009.

•                  Same-store Property Operating Expenses

•                  3rd quarter - Same-store property operating expenses increased 2.9% due to the timing of advertising costs when compared to the third quarter of 2009.

•                  3rd quarter — Same-store property operating expenses excluding advertising expense decreased 1.0% when compared to the third quarter of 2009.

•                  Nine months ended - Same-store property operating expenses decreased 1.5% from 2009 to 2010.

•                  Same-store Net Operating Income (“NOI”)

•                  3rd quarter - Same-store NOI increased 0.5% from the third quarter of 2009.

•                  Nine months ended - Same-store NOI decreased 0.4% from the first nine months of 2009.

•                  Realized Annual Rent

•                  3rd quarter - Same-store realized annual rent per occupied square foot decreased to $10.98 or 1.1% compared to the third quarter of 2009.

•                  Nine months ended - Same-store realized annual rent per occupied square foot decreased to $10.97 or 1.8% compared to 2009.

•                  Same-store Physical Occupancy

•                  At September 30, 2010, ending physical occupancy increased 170 basis points to 77.4% compared to 75.7% at September 30, 2009.

•                  3rd quarter - Average physical occupancy was 77.9% for the third quarter of 2010 on the same-store facilities, an increase of 150 basis points compared to 76.4% for the third quarter of 2009.

•                  Nine months ended - Average physical occupancy was 76.5% for the nine months ended September 30, 2010 on the same-store facilities compared to 76.2% for the nine months ended September 30, 2009.

•                  Average sequential quarterly occupancy increased 140 basis points (77.9% for the third quarter of 2010 compared to 76.5% for the second quarter of 2010) compared to an increase of 100 basis points in the same period last year (76.4% for the third quarter of 2009 compared to 75.4% for the second quarter of 2009).

•                  Investment Activity

•                  Acquisitions — The Company acquired three storage facilities during the quarter for an aggregate investment of $33.4 million.

•                  Dispositions — The Company sold one asset subsequent to quarter end for $3.1 million.

•                  Third Party Management

•                  At September 30, 2010, the Company managed 122 properties totaling 8.1 million square feet.  The Company had 6 properties under management as of September 30, 2009.

•                  3rd quarter — $1.0 million of management fee revenue was generated during the quarter.

“Our third quarter investment activity reflects the continuing execution of our plan to cycle capital out of lower growth markets into higher growth, high barrier to entry markets that offer the best long-term prospects.  We acquired two self-storage assets in the boroughs of New York City and one asset in suburban Dallas,” said Christopher Marr, President and Chief Investment Officer.  “These acquisitions were fully funded with available cash and proceeds from our at-the-market equity program, increasing the size and quality of our unencumbered asset pool and modestly deleveraging our balance sheet.  We have 9 facilities under contract with a total potential investment of approximately $54 million.  Assuming satisfactory completion of due diligence and other closing conditions, the closings of these potential acquisitions will take place prior to year-end resulting in 2010 acquisitions totaling 12 assets for an aggregate investment of $87.5 million.”

Funds from Operations

FFO for the third quarter of 2010 was $13.1 million, compared to $14.4 million for the third quarter of 2009.  FFO per share was $0.13 per share for the third quarter of 2010, compared to $0.18 per share for the same quarter of last year.  Weighted average common shares and operating partnership units outstanding were 99.6 million for the third quarter of 2010, compared to 81.1 million for the third quarter of 2009.

Operating Results

The Company reported a net loss attributable to the Company of $1.5 million or $0.02 per common share in the third quarter of 2010, compared to a net income attributable to the Company of $6.8 million or $0.09 per common share in the third quarter of 2009.  Total revenues increased $2.4 million and total property operating expenses increased $1.5 million in the third quarter of 2010, compared to the same period in 2009. Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio and revenues generated from our third-party management business during the 2010 period as compared to the 2009 period.  Increases in property operating expenses are attributable to increases in advertising and other expenses.

Interest expense decreased approximately $2.4 million in the third quarter of 2010, compared to the third quarter of 2009, primarily resulting from the payoff of $106.7 million of loans during 2010, and lower interest rates on the credit facility during the third quarter of 2010 as compared to the same period in 2009 resulting in an overall decrease in interest expense.

Loan procurement amortization expense increased approximately $1.1 million in the third quarter of 2010, compared to the third quarter of 2009, due to loan procurement cost amortization associated with the $450 million Secured Credit Facility that closed in December of 2009 and the additional $116.1 million of secured property level loans the Company obtained during 2009.

The Company’s 370 owned facilities, containing 23.9 million rentable square feet, had a physical occupancy at September 30, 2010 of 77.5% and an average physical occupancy for the quarter ended September 30, 2010 of 77.9%.

Same-Store Results

The Company’s same-store pool at September 30, 2010 represented 363 facilities containing approximately 23.5 million rentable square feet and included approximately 98.3% of the aggregate rentable square feet of the Company’s 370 owned facilities.  These same-store facilities represent approximately 98.6% of property net operating income for the quarter ended September 30, 2010.

The same-store average physical occupancy for the third quarter of 2010 was 77.9% compared to 76.4% for the same quarter of last year.  Same-store net rental income for the third quarter of 2010 increased 0.9% over the same period in 2009.  Same-store total revenues increased 1.4% and same-store operating expenses increased 2.9% as compared to the third quarter of 2009. Same-store net operating income increased 0.5% in the third quarter of 2010 compared to the same quarter of 2009.

For the nine months ended September 30, 2010, same-store total revenues, operating expenses and net operating income decreased 0.8%, 1.5%, and 0.4%, respectively, as compared to the results for the nine months ended September 30, 2009. Average physical occupancy of the same-store pool for 2010 was 76.5% as compared to 76.2% during 2009. Ending occupancy for our same-store portfolio was 77.4% and 75.7% as of September 30, 2010 and 2009, respectively.

Investment Activity

In July, the Company acquired a self-storage facility located in suburban Dallas, Texas for a total investment of $6.0 million. The facility was 80% physically occupied at closing and was acquired free and clear of any encumbrances. With this acquisition, the Company now owns or operates 17 facilities in the Dallas area.

In September, the Company acquired two self-storage facilities in the boroughs of New York City, New York.  The facilities were 84% occupied and were acquired free and clear of encumbrances for a total investment of $27.4 million.

Balance Sheet

On September 29, 2010, the Company announced the closing of an amendment to its $450 million credit facility. The amended credit facility consists of a $200 million unsecured term loan and a $250 million unsecured revolving credit facility. The amended credit facility has a three year term expiring on December 7, 2013. At closing, the $200 million term loan was outstanding and there were no amounts outstanding on the revolver.

The significant changes to the Company’s previous $450 million secured credit facility are as follows:

•                  The amended facility is an unsecured facility compared to the prior secured facility, resulting in $733 million of unencumbered assets as of September 30, 2010.

•                  The amended facility pricing is based on 30 day Libor compared to a 1.50% Libor floor in the prior facility.

•                  The amended facility matures in December, 2013 compared to December, 2012 in the prior facility.

During the nine months ended September 30, 2010, the Company used cash on hand to repay an $83.3 million CMBS loan that was scheduled to mature in May 2010 and $23.4 million of additional loans maturing during the period.

Additionally, during the year, the Company was repaid $20.1 million in notes receivable related to seller financings the Company provided as part of portfolio dispositions in 2009.

Quarterly Dividend

On August 4, 2010, the Company declared a dividend of $0.025 per share. The dividend was paid on October 22, 2010, to shareholders of record on October 7, 2010.

2010 Financial Outlook

“We are increasing our 2010 FFO per share guidance which at the midpoint is now 8.7% higher than the midpoint of our initial 2010 guidance.  The increased guidance reflects improved expectations on performance of our core properties, the impact of our property acquisitions to date and the impact of lower borrowing costs on our credit facility as a result of our credit facility amendment.  We are improving our same-store guidance for the second consecutive quarter,” said Chief Financial Officer Tim Martin.

The Company is adjusting its previously issued estimates and expects that its fully-diluted FFO per share for 2010 will be between $0.49 and $0.51, and that its fully-diluted net loss per share for the period will be between $(0.12) and $(0.10). The Company’s estimate is based on the following key assumptions:

•                  For 2010, the same-store pool consists of 363 assets totaling 23.6 million square feet

•                  Same-store revenue growth of 0.5% to -0.5% over 2009

•                  Same-store expense growth of 0.5% to 1.5% over 2009

•                  Same-store net operating income growth of 0.5% to -0.5% over 2009

•                  General and administrative expenses of approximately $25.1 million to $25.6 million

•                  Average LIBOR for the fourth quarter consistent with levels as of September 30, 2010

2010 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.12)	to	$(0.10)
Plus: real estate depreciation and amortization	0.61		0.61
FFO per diluted share	$0.49	to	$0.51

The Company estimates that its fully-diluted FFO per share for the quarter ending December 31, 2010 will be between $0.14 and $0.15, and that its fully-diluted net loss per share for the period will be between $(0.01) and $0.00.

4th Quarter 2010 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.01)	to	$0.00
Plus: real estate depreciation and amortization	0.15		0.15
FFO per diluted share	$0.14	to	$0.15

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 5, 2010, to discuss financial results for the three and nine months ended September 30, 2010.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1 412-317-6789 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until December 5, 2010.  The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The reservation number for both is 445210.

Supplemental operating and financial data as of September 30, 2010 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, acquisition related costs, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate;

•         the execution of our business plan;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2010	2009

ASSETS
Storage facilities	$1,745,625	$1,774,542
Less: Accumulated depreciation	(326,314)	(344,009)
Storage facilities, net	1,419,311	1,430,533
Cash and cash equivalents	23,203	102,768
Restricted cash	15,528	16,381
Loan procurement costs, net of amortization	17,351	18,366
Notes receivable	—	20,112
Assets held for sale	1,867	—
Other assets, net	19,934	10,710
Total assets	$1,497,194	$1,598,870

LIABILITIES AND EQUITY

Unsecured term loan	$200,000	$—
Secured term loan	—	200,000
Mortgage loans and notes payable	456,174	569,026
Accounts payable, accrued expenses and other liabilities	40,646	33,767
Distributions payable	2,515	2,448
Deferred revenue	8,893	8,449
Security deposits	512	456
Other liabilities held for sale	22	—
Total liabilities	708,762	814,146

Noncontrolling interests in the Operating Partnership	43,871	45,394

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 95,435,132 and 92,654,979 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	954	927
Additional paid in capital	998,894	974,926
Accumulated other comprehensive loss	(924)	(874)
Accumulated deficit	(296,225)	(279,670)
Total U-Store-It Trust shareholders’ equity	702,699	695,309
Noncontrolling interest in subsidiaries	41,862	44,021
Total equity	744,561	739,330
Total liabilities and equity	$1,497,194	$1,598,870

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

REVENUES
Rental income	$50,809	$50,269	$149,080	$151,008
Other property related income	5,155	4,347	13,919	12,510
Property management fee income	1,048	12	1,682	140
Total revenues	57,012	54,628	164,681	163,658
OPERATING EXPENSES
Property operating expenses	24,602	23,065	71,921	71,509
Depreciation and amortization	15,557	17,844	48,258	53,385
General and administrative	6,597	5,556	19,308	16,658
Total operating expenses	46,756	46,465	139,487	141,552
OPERATING INCOME	10,256	8,163	25,194	22,106
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(9,648)	(12,008)	(29,324)	(34,834)
Loan procurement amortization expense	(1,559)	(489)	(4,718)	(1,517)
Interest income	19	150	616	249
Acquisition related costs	(165)	—	(465)	—
Other	(67)	—	(142)	(13)
Total other expense	(11,420)	(12,347)	(34,033)	(36,115)

LOSS FROM CONTINUING OPERATIONS	(1,164)	(4,184)	(8,839)	(14,009)

DISCONTINUED OPERATIONS
Income from discontinued operations	49	777	143	2,610
Net gain on disposition of discontinued operations	—	10,910	—	13,530
Total discontinued operations	49	11,687	143	16,140
NET (LOSS) INCOME	(1,115)	7,503	(8,696)	2,131
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	76	(512)	487	(93)
Noncontrolling interest in subsidiaries	(441)	(173)	(1,267)	(173)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(1,480)	$6,818	$(9,476)	$1,865

Basic and diluted loss per share from continuing operations attributable to common shareholders	$(0.02)	$(0.05)	$(0.10)	$(0.21)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$0.14	$—	$0.24
Basic and diluted (loss) earnings per share attributable to common shareholders	$(0.02)	$0.09	$(0.10)	$0.03

Weighted-average basic and diluted shares outstanding	93,724	75,248	93,154	63,764

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(1,527)	$(4,098)	$(9,613)	$(13,210)
Total discontinued operations	47	10,916	137	15,075
Net (loss) income	$(1,480)	$6,818	$(9,476)	$1,865

Same-store facility results (363 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	September 30,	September 30,	Percent
	2010	2009	Change

REVENUES
Net rental income	$50,312	$49,885	0.9%
Other property related income	4,577	4,224	8.4%
Total revenues	54,889	54,109	1.4%

OPERATING EXPENSES
Property taxes	6,566	7,018	-6.4%
Personnel expense	6,163	6,156	0.1%
Advertising	1,719	919	87.1%
Repair and maintenance	779	789	-1.3%
Utilities	2,576	2,517	2.3%
Property insurance	769	705	9.1%
Other expenses	3,038	2,907	4.5%

Total operating expenses	21,610	21,011	2.9%

Net operating income (1)	$33,279	$33,098	0.5%

Gross margin	60.6%	61.2%

Period Average Occupancy (2)	77.9%	76.4%

Period End Occupancy (3)	77.4%	75.7%

Total rentable square feet	23,526	23,526

Realized annual rent per occupied square foot (4)	$10.98	$11.10	-1.1%

Scheduled annual rent per square foot (5)	$11.81	$11.62	1.7%

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$33,279	$33,098
Non same-store net operating income (1)	140	191
Indirect property overhead (6)	(1,009)	(1,726)
Depreciation and amortization	(15,557)	(17,844)
General and administrative expense	(6,597)	(5,556)

Operating Income	$10,256	$8,163

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Same-store facility results (363 facilities)

(in thousands, except percentage and per square foot data)

	Nine months ended
	September 30,	September 30,	Percent
	2010	2009	Change

REVENUES
Net rental income	$148,107	$150,163	-1.4%
Other property related income	12,968	12,225	6.1%
Total revenues	161,075	162,388	-0.8%

OPERATING EXPENSES
Property taxes	20,507	21,585	-5.0%
Personnel expense	17,830	17,984	-0.9%
Advertising	5,200	4,847	7.3%
Repair and maintenance	2,081	2,173	-4.2%
Utilities	7,082	7,417	-4.5%
Property insurance	2,307	1,992	15.8%
Other expenses	9,342	9,314	0.3%

Total operating expenses	64,349	65,312	-1.5%

Net operating income (1)	$96,726	$97,076	-0.4%

Gross margin	60.1%	59.8%

Period Average Occupancy (2)	76.5%	76.2%

Period End Occupancy (3)	77.4%	75.7%

Total rentable square feet	23,526	23,526

Realized annual rent per occupied square foot (4)	$10.97	$11.17	-1.8%

Scheduled annual rent per square foot (5)	$11.69	$11.85	-1.4%

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$96,726	$97,076
Non same-store net operating income (1)	242	427
Indirect property overhead (6)	(4,208)	(5,354)
Depreciation and amortization	(48,258)	(53,385)
General and administrative expense	(19,308)	(16,658)

Operating Income	$25,194	$22,106

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at September 30 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	September 30,	September 30,
	2010	2009

Net (loss) income	$(1,115)	$7,503

Add (deduct):
Real estate depreciation and amortization	15,239	18,342
Gains on sale of real estate	—	(10,910)
Noncontrolling interests in subsidiaries share of FFO	(1,003)	(577)

FFO	$13,122	$14,358

(Loss) earnings per share attributable to common shareholders - fully diluted	$(0.02)	$0.09
FFO per share and unit - fully diluted	$0.13	$0.18

Weighted-average basic and diluted shares outstanding	93,724	75,248
Weighted-average diluted shares and units outstanding	99,620	81,063

Dividend per common share and unit	$0.025	$0.025
Payout ratio of FFO (Dividend per share divided by FFO per share)	19%	14%